Exhibit 99.1
Earthstone Announces Closing of Bighorn Acquisition and Closing of Debt and Equity Financings

Provides Balance Sheet and Liquidity Update

Provides Estimated Average Daily Production for the First Quarter of 2022

The Woodlands, Texas, April 14, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “our” or “we”), today announced the closing of the acquisition of assets of privately held Bighorn Permian Resources, LLC (“Bighorn”) in the Midland Basin (the “Bighorn Acquisition”). The Company also announced the closing of a $550 million private offering of senior unsecured notes (the “Notes Offering”); a $280 million private placement of equity (the “PIPE”); and an amendment to the Company’s revolving credit facility (the “Credit Facility”).

Further, the Company provided an update on key balance sheet metrics as of March 31, 2022, and as adjusted for the recent closings of the Bighorn Acquisition, the Notes Offering, the PIPE and the amendment to the Credit Facility. Additionally, the Company provided an estimate of daily production sales volumes for the first quarter of 2022.

Highlights:
•Closed the Bighorn Acquisition on April 14, 2022
•The cash consideration for the Bighorn Acquisition was reduced from the announced $770 million by approximately $131 million to $639 million and the equity consideration was reduced from the announced approximately 6.8 million shares of Class A Common Stock by approximately 1.2 million shares to 5.7 million shares, both based on preliminary purchase price adjustments
•Closed the $550 million Notes Offering comprised of 8.0% senior unsecured notes on April 12, 2022
•Closed the $280 million PIPE on April 14, 2022
•Closed on an amendment to the credit agreement governing the Credit Facility which, among other things, increased the borrowing base to $1.325 billion on April 14, 2022
•Voluntarily elected to reduce commitments under the borrowing base of the Credit Facility to $800 million on April 14, 2022
•Estimates that the Company had $337 million of undrawn availability on the $800 million of commitments under the $1.325 billion borrowing base on the Credit Facility as of March 31, 2022, as adjusted for the transactions described herein

Operations Update:
•Earthstone estimates its average daily production for the first quarter of 2022 to be approximately 35,500 Boepd (44% oil, 26% NGLs, 30% natural gas) which only includes 45 days of production from the assets we acquired in the northern Delaware Basin from Chisholm

•Earthstone continues to operate two drilling rigs in the Midland Basin and two drilling rigs in the northern Delaware Basin

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “We are pleased to have taken multiple significant steps in the ongoing transformation of Earthstone as we have closed on the Bighorn Acquisition and on significant debt and equity financings this week. Based on the purchase price adjustments at closing as a result of the significant cash flows from the effective date, we will have funded the Bighorn Acquisition with well over 50% equity in the form of direct consideration to the seller and the new equity investment from the PIPE, maintaining our conservative capital structure.

“Combining the recently closed Chisholm Acquisition and its high-quality inventory in the northern Delaware Basin with the Bighorn Acquisition and its low-decline, high free cash flow production base in the Midland Basin has created significant incremental scale for Earthstone. We believe that the balance of high return drilling inventory and strong free cash flow production base within Earthstone creates an optimal opportunity for value creation as we continue our 2022 operating and capital plan.

“Our near-term focus will be to continue integration efforts on both the northern Delaware Basin assets and the newly acquired Midland Basin assets. We expect to continue our pursuit of additional scale through accretive acquisitions that we believe will result in continued improved cost structure and creation of shareholder value, while always keeping our balance sheet strength as the top priority.”

Liquidity Update

As of March 31, 2022, we had $1 million in cash and $624 million of long-term debt outstanding under our Credit Facility with a borrowing base of $825 million. Subsequent to March 31, 2022, Earthstone closed on its previously announced Bighorn Acquisition, closed the $550 million Notes Offering, closed the $280 million PIPE and paid the $70 million of deferred cash consideration for the Chisholm Acquisition. When adjusted to include the impact of these activities, we had estimated total debt outstanding of $1,013 million, comprised of $550 million of senior unsecured notes and $463 million of debt outstanding under our Credit Facility, leaving $337 million of undrawn availability on the $800 million of total commitments under our Credit Facility.

Board Appointment

In conjunction with the closing of the PIPE, the Earthstone Board of Directors has expanded to eleven members with the appointment of Mr. Frost Cochran. Mr. Cochran is a Managing Director and a founding partner of Post Oak Energy Capital, L.P.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas and New Mexico. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate its combined operations successfully after recent acquisitions completed in 2021 and 2022, and the Bighorn Acquisition and achieve anticipated benefits from them; risks relating to any unforeseen liabilities of Earthstone, or related to the recent acquisitions completed in 2021 and 2022, or the Bighorn Acquisition; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Credit Facility; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com